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                                                                      EXHIBIT 16






Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 14, 2002

Dear Sir/Madam:

         We have read paragraphs 1, 2, 3, 4 and 5 of Item 4 titled "Changes in Registrant's Certifying Accountant" included in the Form 8-K dated May 7, 2002 of Exact Sciences Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                          Very truly yours,

                                          /s/ Arthur Andersen LLP

                                          Arthur Andersen LLP



cc: Mr. John McCarthy, Chief Operating Officer, Chief Financial Officer and Treasurer EXACT Sciences Corporation